EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated September 17, 2010 relating to the consolidated financial statements of American DG Energy Inc. and its subsidiaries as of and for the years ended December 31, 2009 and December 31, 2008 included in this Amendment No. 1 to Annual Report (Form 10-K/A) into the Company’s previously filed Registration Statements on Form S-8 (File No. 333-146628 and File No. 333-151287) and Form S-3, as amended (File No. 333-167392).

/s/ CATURANO AND COMPANY, INC.
Caturano and Company, INC.

September 17, 2010
Boston, Massachusetts